                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           BUILDERS TRANSPORT, INC.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                        BUILDERS TRANSPORT, INCORPORATED
                            2029 WEST DEKALB STREET
                          CAMDEN, SOUTH CAROLINA 29020



                                                                     May 2, 1995


To Our Stockholders:

         On behalf of the Board of Directors and management of Builders Transport, Incorporated, I cordially invite you to attend the Annual Meeting of Stockholders to be held at the Holiday Inn in Lugoff, South Carolina, on Tuesday, June 6, 1995, at 10:00 a.m. Eastern time. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Meeting.

         In addition to the specific matters to be acted upon, there also will be a report on the operations of the Company. Directors and officers of the Company will be present to respond to any questions of general interest that stockholders may have.

         It is important that your shares be represented at the Meeting. Regardless of whether you plan to attend, you are requested to mark, sign, date and promptly return the enclosed proxy in the envelope provided. If you attend the Meeting, which we hope you will do, you may vote in person even if you have previously mailed a proxy card.

                                        Sincerely,



                                        David C. Walentas
                                        Chairman of the Board

                        BUILDERS TRANSPORT, INCORPORATED
                            2029 WEST DEKALB STREET
                          CAMDEN, SOUTH CAROLINA 29020

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 6, 1995


To The Stockholders of Builders
Transport, Incorporated:

         You are hereby notified that the Annual Meeting of Stockholders (the "Annual Meeting") of Builders Transport, Incorporated, a Delaware corporation ("Builders" or the "Company"), will be held at the Holiday Inn in Lugoff, South Carolina, on Tuesday, June 6, 1995, at 10:00 a.m. Eastern time for the following purposes:

                 (a) to elect eight directors to serve one-year terms scheduled to end in conjunction with the next Annual Meeting of Stockholders or until their successors are elected and qualified;

                 (b) to ratify the appointment of Ernst & Young as independent auditors of the Company for the year ending December 31, 1995; and

                 (c) to transact such other business as properly may come before the Annual Meeting or any adjournment thereof.

         All stockholders are cordially invited to attend the Annual Meeting; however, only stockholders of record at the close of business on April 25, 1995, are entitled to notice of and to vote at the Annual Meeting. In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours at the Company's general offices at 2029 West Dekalb Street, Camden, South Carolina, from May 26, 1995, to June 5, 1995, and the list shall be available for inspection at the Annual Meeting by any stockholder that is present.

                                        By Order of the Board of Directors,


                                        ROBERT E. LEE GARNER, Secretary
DATED May 2, 1995

                                   IMPORTANT

         Regardless of whether you expect to attend the meeting, please mark, sign, date and return the enclosed proxy in the enclosed self-addressed envelope as promptly as possible.

                        BUILDERS TRANSPORT, INCORPORATED
                              POST OFFICE BOX 7005
                            2029 WEST DEKALB STREET
                       CAMDEN, SOUTH CAROLINA  29020-7005



                                  INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") of Builders Transport, Incorporated, a Delaware corporation ("Builders" or the "Company"), to be held on June 6, 1995, and at any adjournments thereof. THE ACCOMPANYING PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. The principal executive offices of the Company are located at 2029 West Dekalb Street, Camden, South Carolina 29020. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about May 2, 1995.


                                  SOLICITATION

         The costs of preparing, assembling and mailing the proxy materials and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record will be borne by the Company. Certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies in addition to this solicitation by mail. The Company expects to reimburse brokers, banks, custodians and other nominees for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Common Stock. Should the Company's management deem it necessary, the Company may also retain the services of Morrow & Co., Inc. to aid in the solicitation of proxies from brokers, banks, custodians and other nominees, for which the Company will pay a fee not to exceed $3,500 plus reimbursement for expenses.


                 VOTING AND REVOCABILITY OF PROXY APPOINTMENTS

         Only stockholders of record at the close of business on April 25, 1995, are entitled to receive notice of and to vote at the Annual Meeting. The Company's only class of stock outstanding is its Common Stock, par value $.01 per share (the "Common Stock"). As of the close of business on April 25, 1995, the number of shares of Common Stock outstanding and entitled to vote at the Annual Meeting was 5,086,264. Each share of Common Stock is entitled to one vote on all matters. There are no cumulative voting rights. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

         Stockholders can ensure that their shares are voted at the Annual Meeting by signing and returning the enclosed proxy card in the envelope provided. Shares of Common Stock represented by the accompanying proxy card will be voted if the proxy card is properly executed and is received by the Company prior to the time of voting. Sending in a signed proxy card will not affect a stockholder's right to attend the Annual Meeting and vote in person.

         Presence at the Annual Meeting by a stockholder who has signed a proxy card does not in itself revoke a proxy. Each proxy granted may be revoked by the person giving it by giving written notice to such effect to the Secretary of the Company, by execution and delivery of a subsequent proxy or by attendance, giving notice and voting in person at the Annual Meeting, except that any such revocation shall not be effective as to any matter upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy. Where specific choices are not indicated on the proxy card, proxies will be voted in accordance with the recommendations of the Board of Directors.

         As of the date of this Proxy Statement, the Company's Board of Directors is not informed of any matters, other than those set forth in the foregoing Notice of Annual Meeting of Stockholders, that may be brought before the Annual Meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxies in accordance with their judgment on such matters.


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table sets forth the Company's best knowledge as of March 15, 1995, with respect to the beneficial ownership of Common Stock by (a) each person known to the Company to be the beneficial owner of more than five percent of the Common Stock, (b) all directors and nominees, (c) the chief executive officer at December 31, 1994, and the four most highly compensated executive officers other than the chief executive officer at December 31, 1994, and (d) all executive officers and directors of the Company as a group.

         Name of Beneficial Owner
       (and address for those owning                                                   Amount of
          more than five percent)                                                 Beneficial Ownership
       -----------------------------                                        -------------------------------
                                                                              Shares             Percent(1)
                                                                            ----------           ----------
Builders Transport, Incorporated Employees
          Retirement Savings & Profit Sharing
          Plan (2)
          c/o Benefit Plan Committee
          Attn:  T. Michael Guthrie
          Builders Transport, Incorporated
          P.O. Box 7005
          Camden, South Carolina  29020-7005  . . . . . . . . . . .           797,896               15.7%

Messrs. David C. Walentas (3)(4)(5) and Stanford M.
          Dinstein (3)(4)(5)    . . . . . . . . . . . . . . . . . .           920,818               17.2%

FMR Corp. (6)
          82 Devonshire Street
          Boston, Massachusetts  02109    . . . . . . . . . . . . .           544,927               10.5%

Merrill Lynch & Co., Inc. (7)
          World Financial Center, North Tower
          205 Vesey Street
          New York, NY  10281   . . . . . . . . . . . . . . . . . .           414,429                7.2%

T. Rowe Price Associates, Inc. (8)
          100 E. Pratt Street
          Baltimore, Maryland  21202    . . . . . . . . . . . . . .           471,789                9.1%

Jacob D. Wood (3)(9)  . . . . . . . . . . . . . . . . . . . . . . .            40,000                *

John R. Morris (3)(10)  . . . . . . . . . . . . . . . . . . . . . .            25,971                *

J. Barry Moody (11) . . . . . . . . . . . . . . . . . . . . . . . .            21,847                *

Arthur C. Baxter (3)(12)  . . . . . . . . . . . . . . . . . . . . .             9,000                *

Jan S. Mirsky (3)(12)   . . . . . . . . . . . . . . . . . . . . . .             5,500                *

Frederick S. Morton (3)(12)   . . . . . . . . . . . . . . . . . . .             5,700                *

Jack Weprin (3)(12)   . . . . . . . . . . . . . . . . . . . . . . .            12,000                *

All Executive Officers and Directors
          as a Group (13 Persons) (13)    . . . . . . . . . . . . .         1,118,513               20.2%

- - ------------------------------------------------------

 (1) Except as otherwise noted herein, percentage is determined on the basis of 5,085,326 shares of Common Stock issued and outstanding plus securities deemed outstanding pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). An asterisk indicates beneficial ownership of less than 1%.

 (2) Effective January 1, 1994, the Company's 401(k) Plan and ESOP were merged and amended to form the Builders Transport, Incorporated Employees Retirement Savings & Profit Sharing Plan (the "Benefit Plan"). The Benefit Plan may be deemed to be the beneficial owner of the shares of Common Stock that it holds. The Benefit Plan shares voting power with the Benefit Plan participants and the National Bank of Commerce, Memphis, Tennessee, trustee for the Benefit Plan, and dispositive power is shared with the Benefit Plan participants.

 (3) Nominee for election to the Board of Directors.

 (4) The address of this individual is 2029 West Dekalb Street, Camden, South Carolina 29020.

 (5) Messrs. Walentas and Dinstein reported on Amendment No. 20 dated October 5, 1994, to Schedule 13D filed pursuant to Section 13 of the Exchange Act that they may be deemed to be a "group" within the meaning of Section 13(d)(3) of the Exchange Act. Both members of the "group" may be deemed to beneficially own the Common Stock owned by the other member of the "group", although both members of the "group" disclaim beneficial ownership of the shares owned by the other member of the "group". Mr. Walentas beneficially owns 819,023 shares, which includes 200,000 shares of Common Stock reserved for issuance to Mr. Walentas pursuant to stock options that were exercisable at, or within sixty days of, March 15, 1995, 1,000 shares owned by Mr. Walentas' wife, and 423 shares vested in or allocated to Mr. Walentas' Benefit Plan account. Mr. Dinstein beneficially owns 101,795 shares, which includes 81,250 shares reserved for issuance to Mr. Dinstein pursuant to stock options that were exercisable at, or within sixty days of, March 15, 1995, and 2,529 shares vested or allocated in Mr. Dinstein's account in the Benefit Plan. Mr. Walentas and Mr. Dinstein both are Directors and executive officers of the Company.

 (6) FMR Corp. and certain of its affiliates reported on Amendment No. 2 to a
     Schedule 13G dated February 13, 1995, that Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under the Investment Advisers Act of 1940, is the beneficial owner of 216,527 shares or 4.18% of the Common Stock as a result of acting as investment adviser to several investment companies. The number of shares of Common Stock owned by these investment companies at December 31, 1994, included 25,327 shares of Common Stock resulting from the assumed conversion of $618,000 principal amount of the Company's 8% convertible subordinated debentures. It was also reported that Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Exchange Act is the beneficial owner of 328,400 shares or 6.35% of the Common Stock as a result of its serving as investment manager of certain institutional accounts.

 (7) Merrill Lynch & Co., Inc. and certain of its affiliated entities reported on Amendment No. 1 to a Schedule 13G dated February 10, 1995, that they may be deemed to own 414,429 shares of Common Stock representing 7.2% of the shares outstanding. Merrill Lynch & Co., and its affiliates, however, disclaim beneficial ownership of these securities.

 (8) These securities are owned by various individual and institutional investors including the T. Rowe Price Small Cap Value Fund, Inc. (which owns 438,689 shares, representing 8.5% of the shares outstanding), for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or shared power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

 (9) Includes 40,000 shares reserved for issuance to Mr. Wood pursuant to stock options that were exercisable at, or within sixty days of, March 15, 1995.

(10) Includes 23,813 shares reserved for issuance to Mr. Morris pursuant to stock options that were exercisable at, or within sixty days of, March 15, 1995, and 2,104 shares vested or allocated in Mr. Morris' account in the Benefit Plan.

(11) Includes 20,000 shares reserved for issuance to Mr. Moody pursuant to stock options that were exercisable at, or within sixty days of, March 15, 1995, and 1,667 shares vested or allocated in Mr. Moody's account in the Benefit Plan.

(12) Includes 5,500 shares reserved for issuance to each of Messrs. Baxter, Mirsky, Morton and Weprin, pursuant to stock options that were exercisable at, or within sixty days of, March 15, 1995.

(13) Includes 453,938 shares of Common Stock reserved for issuance to executive officers or Directors of the Company pursuant to stock options that were exercisable at, or within sixty days of, March 15, 1995, and 12,710 shares of Common Stock vested or allocated in accounts of the Company's executive officers in the Benefit Plan.

                             ELECTION OF DIRECTORS

     Directors elected at the Annual Meeting will hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. Unless otherwise instructed, proxies will vote shares of Common Stock for the election to the Company's Board of Directors of the nominees listed below, all of whom are presently members of the Board of Directors. Directors are elected by a plurality of the votes cast by the holders of the Company's Common Stock at a meeting at which a quorum is present. A "plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the election of directors. In the event that any nominee becomes unavailable for election for any reason, an event which management does not anticipate, shares of Common Stock represented by proxies will be voted for any substitute nominees designated by the Board of Directors.

     For each nominee's beneficial ownership of Common Stock, see "Security Ownership of Certain Beneficial Owners and Management." Set forth below is certain additional information as of March 15, 1995, regarding each nominee:

     DAVID C. WALENTAS

     David Walentas is, and has been for more than twenty-five years, principally engaged in the development, management and construction of real estate. Mr. Walentas owns and operates more than 3 million square feet of commercial property and owns and manages more than 2,000 apartment units. His real estate development activities are carried on through various entities, including Two Trees, a New York general partnership ("Two Trees"). His real estate management activities are principally carried on through Two Trees Management Co.; he is its sole proprietor. His real estate construction activities are principally carried on through The Gair Co., and, since January 1986, through The Washington Street Construction Co., Inc. David Walentas is President and sole proprietor of both of these companies. Mr. Walentas has served as a director continuously since his election at the 1990 Annual Meeting of Stockholders. His age is 56.

     Mr. Walentas was named the Company's Chairman of the Board following the 1990 Annual Meeting of Stockholders. During the 1990's, he, together with Stan Dinstein, has led Builders' restructuring program, resulting in the Company's turnaround and return to profitability.

     STANFORD M. DINSTEIN

     Stanford Dinstein, a certified public accountant, is, and has been for more than eighteen years, principally engaged as an independent financial and management consultant to Two Trees and other private corporations and partnerships. Mr. Dinstein, a senior officer and director of Builders since 1990, has served the Company in a variety of financial, administrative and operational capacities, and, in August 1993, was named Chief Executive Officer. His age is 47.

     Mr. Dinstein directed the implementation of Builders' restructuring program and, as a result of his achievements, was recently awarded the South Carolina Entrepreneur of the Year award in the turnaround category.

     JACOB D. WOOD

     Jacob Wood joined the Company in December 1993, when he was elected to the Board of Directors and as President and Chief Operating Officer. Mr. Wood served as President and Chief Operating Officer of Werner Enterprises, Inc., a truckload carrier with annual revenues in excess of $400 million, from 1991 until his resignation in late 1993. Mr. Wood joined Werner in 1984 as Vice President of Finance and was promoted in 1988, to Executive Vice President. Prior to joining Werner, Mr. Wood was a certified public accountant with Arthur Andersen & Co. His age is 46.

     JOHN R. MORRIS

     John Morris joined the Company in January 1986 and was in charge of its Dedicated Fleet operations from that time until January 1989 when he was named President and Chief Operating Officer of the Company, the position in which he served until his election as President of the Company's Dedicated Services and Contract Logistics Group in December 1993. Mr. Morris also filled the position of Chief Executive Officer on two occasions between June 1990 and November 1992. Prior to joining the Company, Mr. Morris was employed by McLean Trucking Company for 23 years. Mr. Morris served on the Board from January 1989 to September 1990 and has served as a director continuously since his reappointment in October 1990. His age is 51.

     ARTHUR C. BAXTER

     Arthur Baxter is a retired banking executive. From January 1980 through June 1989, he was Executive Vice President, Public Affairs of The First National Bank of Atlanta (now Wachovia Bank of Georgia, N.A.), and, from August 1989 through November 1991, he served as a public affairs consultant to its parent corporation. Mr. Baxter has served as a director continuously since his election at the 1990 Annual Meeting of Stockholders. His age is 70.

     JAN S. MIRSKY

     From July 1984 through June 1991, Jan Mirsky was Chief Financial Officer and director of Angio-Medical Corp., a pharmaceutical company. Mr. Mirsky is presently Chief Executive Officer and Chief Financial Officer of Sel-leb Marketing, Inc., a private company engaged in the distribution of health, beauty aids and fragrances. From July 1991 to January 6, 1995, Mr. Mirsky was a private investor and financial consultant. Mr. Mirsky has served as a director continuously since November 1991 when he was chosen to fill a vacancy. His age is 54.

     FREDERICK S. MORTON

     Frederick Morton had been, for more than five years prior to June 1989, Professor of Business Administration at The Darden School of the University of Virginia and a consultant in the areas of corporate strategy, effective operations management and management development. Since June 1989, Mr. Morton has been Professor Emeritus at the University of Virginia and has continued his consulting activities. Mr. Morton has served as a director continuously since his election at the 1990 Annual Meeting of Stockholders. His age is 74.

     JACK WEPRIN

     Jack Weprin is, and has been for more than the last five years, principally engaged as the senior partner in the New York law firm Goldberg, Weprin & Ustin, Esquires. For more than the last five years, he has also been a developer of, and investor in, real estate in New York City and has served as President of Sanwep Restaurant Corp., owner and operator of The Bridge Cafe in New York City. Mr. Weprin is a director of two open-end investment companies - Equities Strategies Fund, Inc. and the Third Avenue Value Fund. Mr. Weprin has served as a director continuously since his election at the 1990 Annual Meeting of Stockholders. His age is 64.


                 COMMITTEES OF THE COMPANY'S BOARD OF DIRECTORS
                             AND MEETING ATTENDANCE

     The total number of meetings the Board held during 1994 was five. No incumbent director attended fewer than 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served. The Board of Directors has established the following standing committees: Executive Committee, Compensation and Nominating Committee, Audit Committee and Stock Option and Executive Compensation Committee.

     The Executive Committee of the Board has and may exercise, during the intervals between meetings of the Board, all the powers of the Board in the management of the Company's business and affairs, subject to certain statutory restrictions. The current members of the Executive Committee are Messrs. Walentas, Dinstein, Wood and Morris. The members of the Executive Committee consult with one another frequently between Board meetings and took formal action three times during 1994.

     The Audit Committee has primary responsibility for (i) recommending to the Board the particular persons or firm to be employed by the Company as its independent auditors; (ii) consulting with the persons or firm so chosen to be the independent auditors with regard to the plan of audit; (iii) reviewing, in consultation with the Company's independent auditors, their report of audit, or proposed report of audit, and the accompanying management letter, if any; and
(iv) consulting with the Company's independent auditors (periodically, if appropriate, out of the presence of management) with regard to the adequacy of internal controls. The members of the Audit Committee are Messrs. Baxter, Morton and Weprin, and this Committee met six times during 1994.

     The Stock Option and Executive Compensation Committee administers the Company's Stock Option Plan and makes recommendations to the Board concerning which of the Company's officers and directors are eligible to participate therein and makes recommendations with respect to the granting of stock options or other benefits under the Company's Stock Option Plan. The Stock Option and Executive Compensation Committee also is responsible for making decisions and determinations with respect to the compensation arrangements for those members of the Company's senior management who also are members of the Company's Compensation and Nominating Committee. The members of this Committee are Messrs. Baxter, Morton and Weprin. The members of this Committee consult with one another from time to time and took formal action four times during 1994. All actions taken by this Committee during 1994 were unanimously ratified by the Board.

     The Compensation and Nominating Committee is responsible for recommending to the Board the compensation arrangements for the Company's senior management other than any members of the Company's senior management who are members of the Committee. The Committee also establishes criteria and procedures for the selection of a directors' slate, reviews the qualifications of candidates who may be proposed for nomination to the Board, and makes recommendations to the Board concerning directors to be placed in nomination for election and concerning any changes in the structure, size or function of the Board. The Company's bylaws provide that nomination for the office of director may be made by stockholders only if written notice of such proposed nominations (including the name or names of the proposed nominees) is given to the Company's Secretary at the Company's principal office not less than thirty days prior to the meeting at which the proposed nominations are to be made. The members of this Committee are Messrs. Walentas and Dinstein. They confer with one another on a regular basis and consult with the full Board from time to time on matters within the Committee's purview. All compensation and nomination decisions during 1994 were unanimously ratified by the Board.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 1994, the members of the Company's Stock Option and Executive Compensation Committee were Messrs. Baxter, Morton and Weprin, and the members of the Company's Compensation and Nominating Committee were Messrs. Walentas and Dinstein. Both Messrs. Walentas and Dinstein were officers of the Company and its subsidiaries during fiscal year 1994 and certain prior years. Messrs. Walentas and Dinstein currently serve as Chairman and Vice Chairman of the Company, respectively. Neither Messrs. Baxter, Morton nor Weprin was an officer or employee of the Company or any of its subsidiaries during fiscal year 1994 or any prior year.

     In connection with the Company's acquisition of certain assets of the van and logistics operations of Vernon Milling Company, Inc. ("VMC"), the Company paid investment banking fees to Two Trees pursuant to terms and conditions that included, among other things, a requirement that the combined operations, for a certain period post-closing, of the Company and VMC demonstrate that the increased revenues anticipated from the acquisition were in fact achievable. The fees aggregated $650,000 and were based on ordinary and customary standards for such services. The Company's Chairman of the Board, Mr. Walentas, has a 90% general partnership interest in Two Trees.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth for the fiscal years ended December 31, 1992, 1993 and 1994, the cash compensation paid or accrued by the Company, as well as certain other compensation paid or accrued for those years, for services in all capacities to the individual serving as the Company's Chief Executive Officer during 1994, and to the Company's four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of 1994.

                           SUMMARY COMPENSATION TABLE

                                                                          Long Term
                                                                         Compensation
                                                                         ------------
                                         Annual Compensation                Awards
                                        ---------------------------------------------------------------------------
       (a)                   (b)             (c)         (d)(1)             (g)(2)                      (i)
    Name and
    Principal                                                        Securities Underlying           All Other
     Position               Year        Salary ($)     Bonus ($)          Options (#)           Compensation ($)(3)
    ---------               ----        ----------     ---------     ---------------------      -------------------
 David C. Walentas          1994          $138,333     $130,998                50,000                 $  902
 Chairman of the
 Board                      1993          $120,000        --                  100,000                 $1,292

                            1992          $120,000        --                  150,000                 $   24


 Stanford M. Dinstein       1994          $230,000     $ 66,840                50,000                 $4,002
 Vice Chairman and
 Chief Executive            1993          $180,251     $ 50,000                50,000                 $2,961
 Officer
                            1992          $120,000     $ 25,000                75,000                 $   56


 Jacob D. Wood (4)          1994          $225,000       --                    10,000                    --
 President and Chief
 Operating Officer          1993             --          --                   150,000                    --

                            1992             --          --                     --                       --


 John R. Morris             1994          $190,000     $ 23,749                 --                    $3,153
 President, Dedicated
 Services and               1993          $190,000     $ 57,000                25,000                 $5,134
 Contract Logistics
 Group                      1992          $188,750     $ 15,000                25,000                 $4,856


 J. Barry Moody             1994          $161,333     $ 32,268                10,000                 $5,992
 Division Vice
 President - Flatbeds       1993          $160,000     $ 16,000                10,000                 $5,843

                            1992          $147,000     $ 14,700                10,000                 $1,928


- - --------------------------------------------

(1) Columns (e), (f) and (h) relating, respectively, to "other annual compensation," "restricted stock awards," and "LTIP payouts" have been deleted because no compensation required to be reported in such columns was awarded to, earned by, or paid to, any named executive during the periods covered by such columns.

(2) All information in this column relates to options because the Company has not granted any stock appreciation rights ("SARs").

(3)  During 1992, 1993 and 1994, respectively, 3, 82, and 83 shares; 4, 115, and 368 shares; 401, 268, and 290 shares; and 160, 254, and 551 shares vested in the Benefit Plan accounts of Messrs. Walentas, Dinstein, Morris and Moody, respectively. Mr. Wood was not eligible to participate in the Benefit Plan during 1994. Based on the closing sales price for the Common Stock on December 31, 1992, December 31, 1993, and December 30, 1994, of $8.00, $15.75, and $10.875, respectively, as reported by NASDAQ, the dollar value of these shares for Messrs. Walentas, Dinstein, Morris and Moody was $24, $1,292 and $902; $32, $1,811 and $4,002; $3,208, $4,221 and
     $3,153; and $1,280, $4,000 and $5,992, respectively.

     Company-contributed shares to the 401(k) Plan for the accounts of Messrs. Dinstein, Morris and Moody, that vested during 1992 and 1993, respectively, were as follows: 3 and 73 shares; 206 and 58 shares; and 81 and 117 shares, respectively. Based on the closing sales price for the Common Stock on December 31, 1992, and December 31, 1993, of $8.00 and $15.75, respectively, as reported by NASDAQ, the dollar value of these Company-contributed shares on behalf of Messrs. Dinstein, Morris and Moody was $24 and $1,150; $1,648 and $913; and $648 and $1,843, respectively.

(4)  Mr. Wood became an officer of the Company on December 16, 1993.


STOCK OPTIONS

     The following table sets forth the options granted during the fiscal year ended December 31, 1994, to the executive officers listed in the Summary Compensation Table.


                                               OPTION GRANTS IN LAST FISCAL YEAR (1)

                                                                                                    Grant Date
                                              Individual Grants                                       Value
 ---------------------------------------------------------------------------------------------      ----------

            (a)                    (b)               (c)               (d)              (e)             (f)
                                Number of         % of Total
                               Securities          Options
                               Underlying         Granted to       Exercise or                       Grant Date
                                 Options         Employees in       Base Price       Expiration       Present
             Name              Granted(#)         Fiscal Year       ($/share)           Date        Value($)(2)
 ------------------------     ------------      --------------     -----------       ----------     -----------
 David C. Walentas                50,000(3)           38.3%          $11.9375          8/5/04         $260,000

 Stanford M. Dinstein             50,000(3)           38.3%          $11.9375          8/5/04         $260,000

 Jacob D. Wood                    10,000(3)            7.7%          $11.9375          8/5/04         $ 52,000

 John R. Morris                      --                --               --               --              --

 J. Barry Moody                   10,000(4)            7.7%          $11.313          11/1/04         $ 46,800

- - ---------------------------------------------

(1) All information in this table relates to options because the Company has not granted any SARs.

(2) The grant date present value has been determined using a version of the Black-Scholes valuation model modified to consider the impact of vesting, turnover and the lack of marketability of the options. In calculating this value the assumptions used were as follows: a dividend yield of 0%;

     a risk-free interest rate of 7.39% for the options granted to Messrs. Walentas, Dinstein and Wood and 8.01% for the options granted to Mr. Moody; and a stock price volatility factor of .35. In addition, a nontransferability discount and an executive turnover discount of 10% was used. In this calculation, it was also assumed that the option would not be exercised until the day before the option expired.

(3) Unless a Change of Control occurs, as defined in the individual award agreements, each of these options becomes cumulatively exercisable as to 20 percent of the shares covered by it on the date of grant and on each of the first, second, third and fourth anniversaries of the date of the grant provided that the individual granted the options remains employed by the Company. The exercise dates of these options may be accelerated in the event of a Change in Control. These options were granted to Messrs. Walentas, Dinstein and Wood on August 5, 1994.

(4) Unless a Change of Control occurs, as defined in the individual award agreement, each of the options granted to Mr. Moody becomes cumulatively exercisable as to 25 percent of the shares covered by them on each of the first, second, third and fourth anniversaries of the date of the grant provided that Mr. Moody remains employed by the Company. The exercise dates of these options may be accelerated in the event of a Change in Control. Mr. Moody's options were granted on November 1, 1994.


OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the executive officers listed in the Summary Compensation Table concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.


                                          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                               AND FISCAL YEAR-END OPTION VALUES (1)

            (a)                           (b)                    (c)                    (d)                      (e)
                                                                                     Number of
                                                                                    Securities
                                                                                    Underlying          Value of Unexercised
                                                                                    Unexercised             In-the-Money
                                                                                    Options at               Options at
                                                                                  Fiscal Year End        Fiscal Year End(2)
                                                                                        (#)                      ($)
                                    Shares Acquired                                Exercisable/             Exercisable/
          Name                       on Exercise (#)      Value Realized ($)       Unexercisable            Unexercisable
      ------------                 ------------------     ------------------      ---------------       ---------------------
 David C. Walentas                         --                     --              197,500/202,500         $850,781/$399,219

 Stanford M. Dinstein                      --                     --               78,750/121,250         $277,734/$214,609

 Jacob D. Wood                             --                     --               62,000/98,000                $0/$0

 John R. Morris                          43,940                $431,295            23,813/37,500           $83,187/$82,422

 J. Barry Moody                            --                     --               20,000/25,000           $72,969/$24,219

- - --------------------------------------
(1) All information in this table relates to options because the Company has not granted any SARs.

(2) Based on the difference between the exercise price and the closing sales price for the Common Stock on December 31, 1994, of $10.875 as reported by NASDAQ. Dollar amounts have been rounded to the nearest dollar.


EMPLOYMENT CONTRACTS, CHANGE-IN-CONTROL ARRANGEMENTS AND TERMINATION OF EMPLOYMENT AGREEMENTS

     On March 1, 1991, the Company entered into an employment agreement with Mr. Dinstein to replace his previous employment agreement dated October 1, 1990. The agreement provides that during the term of the agreement, Mr. Dinstein's minimum gross annual salary will be $100,000. The term of the agreement renews automatically on the anniversary date of the agreement in one-year increments, unless it is terminated in accordance with the agreement.

     On December 16, 1993, the Company entered into a three-year employment agreement with Mr. Morris pursuant to which he agreed to serve as the President of the Company's Dedicated Services and Contract Logistics Group for a minimum gross annual salary of $190,000. Although the period of employment under the agreement commenced on December 16, 1993, the specified term of employment under the agreement is three contract years beginning January 1, 1994. The agreement provides that Mr. Morris is eligible to receive incentive bonuses during the term of the agreement. This agreement also contains a change of control provision, which provides that if a change of control occurs, as defined in the agreement, and certain other conditions are met, Mr. Morris may terminate the agreement and receive as liquidated damages in a lump sum payment the full economic value of the salary and other benefits then currently being paid and provided to him pursuant to the agreement until the end of its term. If Mr. Morris terminates the agreement upon a change of control, the agreement provides that his incentive compensation award will be prorated utilizing a proration method to be negotiated in good faith between Mr. Morris and the Company. In addition, upon a change of control, all rights of Mr. Morris pursuant to options granted under the Stock Option Plan or otherwise shall be deemed to have vested and shall be released from all conditions and restrictions imposed by the Company and all options granted shall become immediately exercisable. This agreement also contains certain restrictions on Mr. Morris' ability to compete with the Company following termination of his employment and certain other standard provisions.

     In October 1990, the Company entered into an employment agreement with Mr. Moody pursuant to which he agreed to accept employment with the Company as Vice President - Flatbed Division for a minimum gross annual salary of $140,000. In addition, the agreement provided that Mr. Moody would be granted stock options during 1990 to purchase 10,000 shares of the Company's Common Stock at $4.9375 per share. Pursuant to the employment agreement, Mr. Moody is also eligible to receive an incentive bonus. The agreement also provides that if Mr. Moody is terminated due to physical or mental incapacity, an inability to perform his duties, or for "just cause" (as defined in the agreement), then the Company shall pay to him, as severance pay, an amount equal to 1/4 of the gross annual salary (exclusive of bonus, automobile allowance and fringe benefits) at the time of termination. This agreement also contains certain restrictions on Mr. Moody's ability to compete with the Company following termination and certain other standard provisions. On January 15, 1993, this agreement was extended until September 30, 1994, but has now expired.

COMPENSATION COMMITTEE REPORT

     As noted elsewhere in this Proxy Statement, the Stock Option and Executive Compensation Committee makes recommendations to the Board concerning which of the Company's employees are eligible to participate in and receive grants under the Company's Stock Option Plan; and makes decisions and determinations with respect to the compensation arrangements for those members of the Company's senior management who also are members of the Company's Compensation and Nominating Committee. The Compensation and Nominating Committee is responsible for recommending to the Board the compensation arrangements for the Company's senior management other than any members of the Company's senior management who are members of the Compensation and Nominating Committee. Under rules established by the Securities and Exchange Commission, the Company is required to provide a report of the committees of the Board responsible for compensation recommendations that sets forth both the committees' compensation policies applicable to the Company's executive officers and the committees' bases for the chief executive officer's compensation for the last fiscal year.

     Compensation Policies Applicable to Executive Officers. Generally, in establishing levels of compensation for executive officers, the committees consider all factors they deem appropriate, which may include, among others:

        - conditions in the motor carrier industry and the business community, generally, that influence the Company's ability to attract and retain executives with the talent and experience to maintain the Company's position of industry leadership and to optimize stockholder returns;

        - the Company's recent operating results compared to prior operating results;

        -    general economic conditions that may influence operating results;

        -    achievement of specific business initiatives;

        -    experience and special expertise; and

        - alignment of the interests of executive officers with those of stockholders through award opportunities that can result in ownership of common stock.

The above factors, however, are only generally considered and all compensation decisions during 1994, except for bonuses paid to certain executive officers, including those relating to salary, other officers' bonuses and stock options were subjectively determined.

     The Company currently has employment agreements with various of its officers, including Messrs. Dinstein and Morris (see, "Employment Contracts, Change-in-Control Arrangements and Termination of Employment Agreements"). These employment agreements contain the general terms of each officer's employment and establish the minimum compensation that such officers are entitled to receive, but do not prohibit, limit or restrict these officers' ability to receive additional compensation from the Company, whether in the form of base salary, bonus, stock options or otherwise.

     At present, the executive compensation program comprises salary, certain bonus opportunities, long-term incentives in the form of stock options and participation in Company-wide benefit programs. The higher that one rises in the corporate hierarchy, the more the mix of compensation shifts towards reliance on stock-based awards. In determining 1994's salary levels, bonuses and stock option awards, generally, the committees took into account the Company's improved performance over the past several years.

     Under the rules established by the Securities and Exchange Commission, the Company is required to provide a line graph comparing the Company's five-year cumulative total stockholder return to a broad market index and a published industry or line-of-business index. This graph is set forth on page 15. Messrs. Walentas and Dinstein became executive officers of the Company in September 1990 (although they did not become salaried executive officers of the Company until June 1991 and October 1990, respectively) in connection with the election of a new Board of Directors led by Mr. Walentas. As a result, the Company has provided on page 16 a line graph comparing the Company's four-year cumulative total stockholder return to the same broad market index and published industry index as used for the five-year comparison. Although there was no specific link between total stockholder return and the salaries, bonuses and options received by the executive officers for 1994, since such salaries, bonuses and options were subjectively determined (except for the bonuses paid to the divisional senior executives), the committees are pleased that, as indicated by the four-year performance graph, the cumulative total stockholder return on the Company's Common Stock has greatly improved since 1990.

     As stated above, salaries of all executive officers are subjectively determined. During 1994, the Company paid bonuses to its divisional senior executives, based on the operating ratio of their respective divisions and the Company as a whole, with 75% of the bonus based on the performance of the respective division and 25% based on the performance of the Company as a whole. No other objective criteria are used to establish bonuses for executive officers, other than divisional senior executives, or for stock option awards for executive officers. Rather, the remainder of the bonuses paid to executive officers and all option grants to executive officers are subjectively determined. Although options are usually granted in a general, subjectively established range for each recipient, no particular consideration is given to options previously granted to executive officers, including the Chief Executive Officer.

     Bases for the Compensation of Mr. Dinstein. No objective criteria were used to establish the compensation of Mr. Dinstein, but rather his base salary, bonus and stock option grants were all subjectively determined. However, in addition to all the criteria listed above, the determination of Mr. Dinstein's salary and bonus for 1994 took into account that he is the person who has been primarily responsible for directing the implementation of the Company's reorganization and restructuring that was initiated in 1990, and which has led to the Company's turnaround and return to profitability, and the increased management role he has assumed with respect to the Company, particularly following his election as Chief Executive Officer in August 1993. The increase in Mr. Dinstein's salary was subjectively determined and was based primarily on his increased management role. The bonus paid to Mr. Dinstein was also determined subjectively based on his increased management role and his leadership in connection with the turnaround and return to profitability of the Company. The committees believe that the various options granted to Mr. Dinstein will help align his interests with those of the Company and its stockholders.

     Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits, with certain exceptions, the Company's corporate tax deduction for compensation paid to certain officers of the Company to no more than $1,000,000 per executive per year. The Company's Stock Option Plan is structured to comply with one of the exceptions contained in Section 162(m).

             Stock Option and
     Executive Compensation Committee     Compensation and Nominating Committee
     --------------------------------     -------------------------------------
              Arthur C. Baxter                       David C. Walentas
            Frederick S. Morton                    Stanford M. Dinstein
               Jack Weprin


PERFORMANCE GRAPH

     The following graph shows a five-year comparison of cumulative total stockholder returns (assuming reinvestment of dividends, if any) for the Company, the NASDAQ Market (U.S.) and NASDAQ Trucking and Transportation Stocks. The NASDAQ Trucking and Transportation Stocks Index is made available by NASDAQ in conjunction with the Center for Research in Securities Prices at the University of Chicago. The issuers included in the NASDAQ Trucking and Transportation Stocks Index are United States and foreign companies whose stock is traded on NASDAQ and who have Standard Industrial Classification codes beginning with 37, 42, 44, 45 and 47. Upon receipt of a written request mailed to the Company's Chief Executive Officer postage prepaid at the Company's corporate headquarters, the Company will undertake to make accessible the identity of those companies making up the index in a prompt manner. In preparing the graph it was assumed that $100 was invested at the market close price on December 29, 1989, as reported by NASDAQ.


                                   (GRAPH)

                          1989    1990    1991     1992     1993     1994
                          ----    ----    ----     ----     ----     ----
Builders                 100.00   38.37   61.63    74.42   146.51   101.16
NASDAQ Trucking and
  Transporation Stocks   100.00   77.66  112.90   138.15   167.84   152.20
NASDAQ (US)              100.00   84.92  136.28   158.58   180.93   176.92

     As previously stated in this Proxy Statement, Messrs. Walentas and Dinstein became executive officers of the Company in September 1990 in connection with the election of a new Board of Directors led by Mr. Walentas. As a result, the Company is also including in this Proxy Statement a graph showing a four-year comparison of cumulative total stockholder returns (assuming reinvestment of dividends, if any) for the Company, the NASDAQ Market (U.S.) and NASDAQ Trucking and Transportation Stocks (the same indices as used in the foregoing five-year performance graph). In preparing this graph, it was assumed that $100 was invested at the market close price on December 31, 1990, as reported by NASDAQ.


                                    (GRAPH)

                          1990        1991       1992        1993       1994
                          ----        ----       ----        ----       ----
Builders                 100.00      160.61     193.94      381.82     263.64
NASDAQ Trucking and
  Transportation Stocks  100.00      145.37     177.90      216.13     195.99
NASDAQ (US)              100.00      160.48     186.74      213.07     208.34


COMPENSATION OF DIRECTORS

     The Company pays to each of its directors who is not otherwise an employee of the Company an annual fee of $10,000 payable quarterly. In addition, members of the Audit Committee receive an annual fee of $3,000 payable quarterly. Directors who are not otherwise employees are reimbursed for out-of-pocket expenses related to their duties as directors of the Company. Messrs. Baxter, Mirsky, Morton and Weprin currently hold options to purchase 12,000 shares of the Company's Common Stock pursuant to the Non-employee Directors' Stock Option Plan, which provides to each of the Company's non-employee directors a grant of an option to purchase 10,000 shares of the Company's Common Stock upon their election as a director at the stock's then current fair market value and an additional grant of an option to purchase 2,000 shares of the Company's Common Stock at the stock's then current fair market value every two years that they remain on the Board.


COMPLIANCE WITH BENEFICIAL OWNERSHIP REPORTING RULES

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and certain officers and persons who own more than 10% of a registered class of the Company's equity securities to file within certain specified time periods reports of ownership and changes in ownership with the SEC. Such officers, directors and shareholders are required by SEC regulations to furnish the Company with copies of all such reports that they file. Based solely on a review of copies of reports filed with the SEC since January 1, 1994, and written representations by certain officers and directors, all persons subject to the reporting requirements of
Section 16(a) filed the required reports on a timely basis during 1994.


                          RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

     Subject to ratification by the stockholders, the Company's Board of Directors has reappointed Ernst & Young as independent auditors to audit the financial statements of the Company for the current fiscal year.

     Representatives of the firm of Ernst & Young are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND THAT THE STOCKHOLDERS VOTE "FOR" SUCH RATIFICATION.


                           STOCKHOLDER PROPOSALS FOR
                      NEXT ANNUAL MEETING OF STOCKHOLDERS

     Stockholders' proposals intended to be presented at the 1996 Annual Meeting of Stockholders must be received by the Company no later than January 3, 1996, to be considered for inclusion in the Company's Proxy Statement and form of proxy for that meeting.


                                        By Order of the Board of Directors,



                                        ROBERT E. LEE GARNER, Secretary
Camden, South Carolina

May 2, 1995

                                                                     APPENDIX A

                   BUILDERS TRANSPORT, INCORPORATED EMPLOYEES
                    RETIREMENT SAVINGS & PROFIT SHARING PLAN
                      DIRECTION OF PARTICIPANT TO TRUSTEE

    The undersigned hereby directs National Bank of Commerce, the trustee of Builders Transport, Incorporated Employees Retirement Savings & Profit Sharing Plan, to vote all shares of Builders Transport, Incorporated Common Stock allocated to the individual account of the undersigned under the Plan, and a proportionate number of other shares held by the Plan as provided by the Plan, at the Annual Meeting of Stockholders of Builders Transport, Incorporated to be held on Tuesday, June 6, 1995, at 10:00 a.m. Eastern time, or at any adjournment thereof, as directed below.

1. Election of Directors

   / / FOR all nominees listed below (except as marked   / / WITHHOLD AUTHORITY to vote for all nominees
       to the contrary below).                               listed below.

  INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

     Arthur C. Baxter          Jan S. Mirsky             Frederick S. Morton       Jack Weprin
     Stanford M. Dinstein      John R. Morris            David C. Walentas         Jacob D. Wood

2. Ratification of Appointment of Ernst & Young.

             / / FOR             / / AGAINST             / / ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                           (Continued on other side)

                          (Continued from other side)

    This direction cannot be voted unless it is properly signed, dated and received by May 30, 1995. If properly signed, dated and returned, the trustee will vote as designated by the undersigned or, if no choice is specified, the trustee will vote FOR proposals 1 and 2. Please sign exactly as name appears on this card.

                                          -------------------------------------
                                          Signature

                                          -------------------------------------
                                          Signature (if jointly held)

                                          Dated                          , 1995
                                               --------------------------

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                                                                      APPENDIX B

P R O X Y               BUILDERS TRANSPORT, INCORPORATED

                                 ANNUAL MEETING
                                  JUNE 6, 1995
    I, the undersigned stockholder of Builders Transport, Incorporated, (the "Company") Camden, South Carolina, hereby nominate, constitute and appoint David
C. Walentas, Stanford M. Dinstein and Jacob D. Wood or any one or more of them my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead, to vote all of the common stock par value $.01 per share of the Company, standing in my name on its books on April 25, 1995, at the meeting of its stockholders to be held at the Holiday Inn in Lugoff, South Carolina, on Tuesday, June 6, 1995, at 10:00 a.m. Eastern time or any adjournment thereof. The above proxies are hereby instructed to vote as shown on the reverse side of this card.

Election of Directors, Nominees:                                 (change of address)
Arthur C. Baxter, Stanford M. Dinstein,                          --------------------------------------------
Jan S. Mirsky, John R. Morris,                                   --------------------------------------------
Frederick S. Morton, David C. Walentas,                          --------------------------------------------
Jack Weprin, Jacob D. Wood                                       --------------------------------------------
                                                                 (If you have written in the above space,
                                                                 please mark the corresponding box on the
                                                                 reverse side of this card.)

                                                                SEE REVERSE SIDE

- - --------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

/X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.               SHARES IN YOUR NAME

1. Election of Directors (see reverse)         / / FOR         / / WITHHELD
   For, except vote withheld from the following nominee(s):____________________

2. Ratification of Appointment of Ernst & Young.
   / / FOR    / / AGAINST    / / ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

/ / Change of Address

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.
SIGNATURE(S)____________________________ DATE_____________________________, 1995
SIGNATURE(S)____________________________ DATE_____________________________, 1995

THIS PROXY MUST BE DATED AND SIGNED EXACTLY AS SHOWN HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

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